Exhibit 99.1

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PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT FRB|Weber Shandwick
Fletcher McCusker – Chairman and CEO	Alison Ziegler – General Information
Kate Blute – Director of Investor and Public Relations	Susan Garland – Analyst Information
520/747-6600	212/445-8300

FOR IMMEDIATE RELEASE

Providence Service Corporation Reports

Third Quarter Financial Results

Highlights:

•	Revenue grew by 33% over same quarter last year

•	Client census grew to 12,756 from 10,680 a year ago, a 19% increase

•	Total direct contracts and contracts of managed entities increased by 28% from 150 to 192 over same quarter last year

TUCSON, ARIZONA – November 10, 2003 – The Providence Service Corporation (Nasdaq: PRSC) today announced financial results for the third quarter and nine months ended September 30, 2003.

For the third quarter of 2003, including IPO related expenses, the net loss available to common stockholders was $3.4 million, or ($0.70) per diluted share. Excluding IPO related expenses (see reconciliation), net income available to common stockholders was $1.0 million, or $0.16 per diluted share for the current quarter. Net income available to common stockholders, excluding IPO related expenses, grew to $1.0 million from $313,000 for the third quarter in 2002 and earnings per diluted share, excluding IPO related expenses, rose to $0.16 from $0.08 for the comparable period last year. Revenue was $14.8 million for the quarter, an increase of 33% from $11.1 million for the comparable period in 2002.

For the first nine months of 2003, including IPO related expenses, the net loss available to common stockholders was $2.2 million, or ($0.73) per diluted share. Excluding IPO related expenses (see reconciliation), net income available to common stockholders for the nine month period was $2.1 million, or $0.42 per diluted share. Net income available to common stockholders, excluding IPO related expenses, grew to $2.1 million from $908,000 for the same period last year and earnings per diluted share, excluding IPO related expenses, increased to $0.42 from $0.27 for the first nine months of 2002. Revenue increased 42% to $42.9 million from $30.2 million for the prior-year period.

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5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520–747-6600 • Fax 520/747–6605 • www.provcorp.com

Providence Service Corporation Reports Third Quarter Financial Results

Providence’s direct client census grew to 5,171 at September 30, 2003, a 28% increase from 4,040 at September 30, 2002. Managed client census grew 14% to 7,585 at September 30, 2003 as compared to 6,640 at September 30, 2002. The number of direct contracts increased from 105 at September 30, 2002 to 126 at September 30, 2003. Contracts of managed entities grew from 45 to 66 over the same period. Managed revenue, which represents revenue of the not-for-profit social services organizations the Company manages in return for a negotiated management fee, increased to $15.5 million for the three months ended September 30, 2003 from $12.6 million for the same period one year ago. For the nine months ended September 30, 2003, managed revenue increased to $45.8 million from $33.9 in the year ago period. Managed revenue is presented to provide investors with an additional measure of the size and depth of the operations under Providence’s direction and can help investors understand trends in management fee revenue.

Reflected in the current quarter’s diluted earnings (loss) per share amount was a reduction in the Company’s valuation allowance for certain deferred tax assets that resulted in a benefit in the Company’s tax provision equal to $0.04 per share.

Fletcher McCusker, Chairman and Chief Executive Officer of Providence, commented, “The successful completion of our IPO on August 22, 2003 represented a major milestone in our Company’s history. As a result, we have a stronger balance sheet and with our unique community-based delivery model, we are well positioned to benefit from the growing trend toward the privatization of social services.”

“Our ability to provide creative alternatives to institutional care and generate savings to state governments led to continued strong year-over-year revenue growth and solid profitability for the third quarter excluding IPO related expenses,” continued Mr. McCusker. “Our growth was primarily driven by volume increases related to new contracts as well as our focused effort to pursue referrals in strategic geographic areas. During the quarter, we successfully negotiated for a 46% increase in our annual contract rate with the Community Partnership of Southern Arizona and since the quarter end, Providence or its managed entities were selected by three districts as part of the privatization of Florida’s child welfare program under the state’s Community-Based Care Initiative.”

“Based on September 2003 revenue of $5.1 million, we currently expect fourth quarter 2003 revenue to be in a range of $15.0 to $15.4 million, which translates to full year 2003 revenues of $58.0 to $58.4 million. We also anticipate a net loss available to common stockholders of between ($0.25) to ($0.24) per diluted share for 2003, which includes the IPO related expenses incurred in the third quarter. Excluding these expenses, we anticipate net income available to common stockholders of $0.54 to $0.55 cents per diluted share for 2003. Looking out to 2004, while certain positive events have occurred that could potentially benefit our results, including the Ft. Myers contract recently awarded to Camelot Community Care, one of the not-for-profit entities we manage, we are still negotiating approximately $10 million of potential new business on behalf of Camelot Community Care in three other Florida cites, as well as approximately $12 million of potential new contracts on our own behalf in other states. As a result, since these potential contracts are still in the negotiation stage and there is no assurance that we or any of our managed entities will ultimately be awarded any of these potential contracts, we have determined to postpone providing our guidance for 2004 until the results of these negotiations are known and the details of our 2004 pipeline activity become clearer,” concluded Mr. McCusker.

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Providence Service Corporation Reports Third Quarter Financial Results

Providence will hold a conference call at 11:00 a.m. ET on Tuesday, November 11 to discuss its financial results and corporate developments. Interested parties are invited to listen to the call live over the Internet at www.provcorp.com or www.fulldisclosure.com or by dialing (800) 240-2430. International callers should dial (303) 205-1500. A replay of the teleconference will be available on www.provcorp.com and www.fulldisclosure.com. A replay will also be available until November 18, 2003 by dialing (800) 405-2236 or (303) 590-3000, and using passcode 556329.

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds, treatment facilities, hospitals, or group homes preferring to provide services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 192 government contracts in 17 states located along the eastern seaboard, and in the Midwest and Sunbelt regions.

In addition to the financial results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this document, we have provided certain non-GAAP measurements, which present our earnings on a pro forma basis excluding certain expenses related to our Initial Public Offering (IPO). Details of the excluded items and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures are presented in the table below. The non-GAAP measures do not replace the presentation of our GAAP financial results. We have provided this supplemental non-GAAP information because we believe it provides meaningful comparisons of the results of our operations for the periods presented in this press release. The non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. The items excluded in the non-GAAP measures pertain to certain items that are considered to be material so that exclusion of the items would, in management’s belief, enhance a reader’s ability to compare the results of our business after excluding these items.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, contracts or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These

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Providence Service Corporation Reports Third Quarter Financial Results

factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s other filings with the Securities and Exchange Commission. Words such as “believe”, “demonstrate”, “expect”, “estimate”, “anticipate”, “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

—financial tables to follow—

Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues:
Home and community based services	$10,872	$8,202	$30,958	$23,332
Foster care services	2,425	2,282	7,574	4,927
Management fees	1,537	653	4,396	1,906

	14,834	11,137	42,928	30,165
Operating expenses:
Client service expense	11,394	9,248	33,015	24,944
General and administration expense	1,548	838	4,384	2,662
Depreciation and amortization	202	190	688	533

Total operating expenses	13,144	10,276	38,087	28,139

Operating income	1,690	861	4,841	2,026

Other (income) expense:
Interest expense, net	381	417	1,487	1,039
Write-off of deferred financing costs	412	—	412	—
Put warrant accretion	631	—	631	—
Equity in earnings of unconsolidated affiliate	(23)	(66)	(156)	(184)

Income before income taxes	289	510	2,467	1,171
(Benefit) provision for income taxes	122	100	962	(27)

Net income	167	410	1,505	1,198
Preferred stock dividends	3,556	97	3,749	290

Net income (loss) available to common stockholders	$(3,389)	$313	$(2,244)	$908

Earnings (loss) per common share:
Basic	$(0.70)	$0.15	$(0.73)	$0.46

Diluted	$(0.70)	$0.08	$(0.73)	$0.27

Weighted-average number of common shares outstanding:
Basic	4,856	2,029	3,082	1,950

Diluted	4,856	4,581	3,082	4,113

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share information)

	September 30, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$16,168	$1,019
Accounts receivable, net	8,875	6,227
Held-to-maturity investments	3,960	—
Management fees receivable	3,244	1,455
Prepaid expenses and other	684	250
Deferred tax asset	628	628

Total current assets	33,559	9,579
Property and equipment, net	1,801	1,119
Note receivable from not-for-profit affiliate	461	461
Intangible assets, net	1,048	348
Goodwill	15,777	12,188
Other assets	807	1,099

Total Assets	$53,453	$24,794

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,475	$1,614
Accrued expenses	5,314	4,085
Current portion of capital lease obligations	98	114
Current portion of long-term obligations	715	3,571

Total current liabilities	7,602	9,384
Capital lease obligations, less current portion	193	87
Long-term obligations, less current portion	3,032	10,744
Put warrant obligation	—	3,569
Mandatory redeemable convertible preferred stock	—	5,652

Stockholders’ equity (deficit)
Common stock	8	2
Additional paid-in capital	51,807	2,301
Accumulated deficit	(9,071)	(6,827)

	42,744	(4,524)
Less—treasury shares, at cost	118	118

Total stockholders’ equity (deficit)	42,626	(4,642)

Total liabilities and stockholders’ equity (deficit)	$53,453	$24,794

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

	Nine months ended September 30,
	2003	2002
Operating Activities
Net income	$1,505	$1,198
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	688	533
Amortization of deferred financing costs and discount on investment	45	—
Stock compensation	131	—
Write-off of deferred financing upon retirement of debt	412	—
Put warrant accretion	631	—
Equity in earnings of unconsolidated affiliate	(157)	(184)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	(2,648)	(1,279)
Management fees receivable	(1,094)	(987)
Accounts payable and accrued expenses	169	468
Other assets	(541)	76

Net cash used in operating activities	$(859)	$(175)

Investing activities
Acquisition of business, net of cash acquired	(2,149)	(7,928)
Purchase of investments	(3,956)	—
Increase in property and equipment	(824)	(137)
Distributions received from unconsolidated affiliate	126	127

Net cash used in investing activities	(6,803)	(7,938)

Financing Activities
Proceeds from long-term debt	3,350	7,000
Repayments of long-term debt	(12,727)	(132)
Net proceeds/(payments) on revolver	(3,289)	2,068
Payments of capital leases	(131)	(141)
Debt financing cost	(137)	(510)
Proceeds from common stock offering, net	36,816	—
Payment of preferred stock dividends	(1,071)	—

Net cash provided by financing activities	22,811	8,285
Net increase in cash	15,149	172
Cash at beginning of period	1,019	759

Cash at end of period	$16,168	$931

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Diluted Earnings Per Share Excluding IPO Related Expenses

(in thousands, except per share data)

	Three months ended September 30, 2003	Nine months ended September 30, 2003
Numerator:
Net loss available to common stockholders	$(3,389)	$(2,244)
Add:
IPO consent fee to preferred stockholders	3,500	3,500
Settlement of put warrant	631	631
Write-off of deferred financing charges (net of tax)	251	251

Numerator for basic earnings per share—income available to common stockholders excluding IPO related expenses	993	2,138
Effect of dilutive securities:
Preferred stock dividends and convertible notes	82	365

Numerator for diluted earnings per share—income available to common stockholders excluding IPO related expenses after assumed conversions	$1,075	$2,503

Denominator:
Denominator for basic earnings per share—weighted-average shares	4,856	3,082
Effect of dilutive securities:
Preferred stock conversion	1,030	1,532
Warrants	411	611
Convertible debt	315	468
Common stock options	277	276

Dilutive potential common shares	2,033	2,887

Denominator for diluted earnings per share, excluding IPO related expenses—adjusted weighted-average shares and assumed conversion	6,889	5,969

Diluted earnings per share, excluding IPO related expenses	$0.16	$0.42

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Projected Diluted Earnings Per Share Excluding IPO Related Expenses

(in thousands, except per share data)

	Range
Numerator:
Projected net loss available to common stockholders	(1,118)	(1,064)
Add:
IPO consent fee paid to preferred stockholders	3,500	3,500
Settlement of put warrant	631	631
Write-off of deferred financing charges (net of tax)	251	251

Numerator for basic earnings per share—projected income available to common stockholders excluding IPO related expenses	3,264	3,318
Effect of dilutive securities:
Preferred stock dividends and convertible notes	365	365

Numerator for diluted earnings per share—projected income available to common stockholders excluding IPO related expenses and adjusted for assumed conversions	$3,629	$3,683

Denominator:
Denominator for basic earnings per share—weighted-average shares	4,432	4,432
Effect of dilutive securities:
Preferred stock conversion	1,149	1,149
Warrants	459	459
Convertible debt	351	351
Common stock options	282	282

Dilutive potential common shares	2,241	2,241

Denominator for projected diluted earnings per share—adjusted weighted-average shares and assumed conversion	6,673	6,673

Projected diluted earnings per share excluding IPO related expenses	$0.54	$0.55

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